811-05201

Filed with the Securities and Exchange Commission

September 24, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 103	☒

(Check appropriate box or boxes)

THORNBURG INVESTMENT TRUST

(Exact Name of Registrant as Specified in Charter)

c/o Thornburg Investment Management, Inc.

2300 North Ridgetop Road, Santa Fe, NM 87506

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code

(505) 984-0200

Garrett Thornburg

2300 North Ridgetop Road

Santa Fe, New Mexico 87506

(Name and Address of Agent for Service)

It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

Explanatory Note: This Amendment No. 103 to the Registration Statement of Thornburg Investment Trust (the “Trust”) on Form N-1A (File No. 811-05201) (the “Registration Statement”) has been filed by the Trust pursuant to Section 8(b) of the Investment Company Act of 1940, as amended, in respect of Thornburg Capital Management Fund (formerly known as Thornburg Liquidity Management Fund), a series of the Trust (the “Fund”). This Amendment No. 103 is being filed to make changes to the Trust’s Amendment No. 102 under the Investment Company Act of 1940, as amended, as filed on July 31, 2015. This filing amends, and is not intended to otherwise supersede or affect, the Prospectus or Statement of Additional Information of Thornburg Capital Management Fund (formerly known as Thornburg Liquidity Management Fund) which were filed on July 31, 2015, each of which is incorporated herein by reference.

The Fund’s shares of beneficial interest are not registered under the Securities Act of 1933, as amended (the “1933 Act”) because those shares will be issued by the Trust solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Shares of the Fund may only be purchased by certain other series of the Trust and by certain other clients of Thornburg Investment Management, Inc. that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Amendment to the Registration Statement of the Trust does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of beneficial interest of the Fund to the public.

Supplement Dated September 24, 2015 to the

Currently Effective Prospectus and Statement of Additional Information

for Thornburg Liquidity Management Fund (the “Fund”)

The Trustees of Thornburg Investment Trust (the “Trust”) have determined to change the name of the Fund to “Thornburg Capital Management Fund.” Accordingly, and effective immediately, all references to the Fund’s name which appear in the Fund’s Prospectus and Statement of Additional Information are changed to Thornburg Capital Management Fund.

In addition, the disclosure in the Fund’s Statement of Additional Information under the heading “Investment Limitations” is revised so that the separate paragraph relating to the Fund’s concentration policy is deleted from its current location and relocated to appear as a new numbered item (9) in that section, as follows:

(9) purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities) if, as a result, more than 25% of the Fund’s total assets would be invested in the securities of companies whose principal business activities are in the same industry, provided that the Fund may invest up to 25% of the value of its total assets in any one industry if it is deemed advisable by the Fund’s investment advisor in light of the Fund’s investment objective.

PART C

OTHER INFORMATION

Item 27.	Financial Statements

None filed with this post-effective amendment.

Item 28.	Exhibits

(a)	(1)	Limited Term Trust, Agreement and Declaration of Trust, June 3, 1987, incorporated by reference from Registrant’s Registration Statement on Form N-1A, filed June 12, 1987.

	(2)	First Amendment and Supplement to Agreement and Declaration of Trust, August 11, 1987, incorporated by reference from Registrant’s pre-effective amendment no. 1 to its Registration Statement on Form N-1A, filed October 28, 1987.

	(3)	Second Amendment and Supplement to Agreement and Declaration of Trust, October 28, 1987, incorporated by reference from Registrant’s post-effective amendment no. 1 to its Registration Statement on Form N-1A, filed March 3, 1988.

	(4)	Third, Fourth, Fifth, Sixth and Seventh Amendments to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 13 to its Registration Statement on Form N-1A, filed December 3, 1993.

	(5)	Amended and Restated Designation of Series, incorporated by reference from Registrant’s post-effective amendment no. 17 to its Registration Statement on Form N-1A, filed July 27, 1994.

	(6)	Ninth Amendment and Supplement to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 20 to its Registration Statement on Form N-1A, filed on July 5, 1995.

	(7)	Corrected Tenth Amendment and Supplement to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 22 to its Registration Statement on Form N-1A, filed October 2, 1995.

	(8)	First Supplement to Amended and Restated Designation of Series, incorporated by reference from Registrant’s post-effective amendment no. 26 to its Registration Statement on Form N-1A, filed May 6, 1996.

	(9)	Eleventh and Twelfth Amendments and Supplements to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 29 to its Registration Statement on Form N-1A, filed March 14, 1997.

	(10)	Thirteenth Amendment and Supplement to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 33 to its Registration Statement on Form N-1A, filed March 10, 1998.

	(11)	Fourteenth Amendment and Supplement to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 43 to its Registration Statement on Form N-1A, filed October 13, 2000.

	(12)	Fifteenth Amendment and Supplement to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 44 to its Registration Statement on Form N-1A, filed January 29, 2001.

(13)	Sixteenth and Seventeenth Amendments and Supplements to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 51 to its Registration Statement on Form N-1A, filed October 17, 2002.

(14)	Second Supplement to Amended and Restated Designation of Series (as corrected), incorporated by reference from Registrant’s post-effective amendment no. 54 to its Registration Statement on Form N-1A, filed on June 27, 2003.

(15)	Eighteenth Amendment and Supplement to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment No. 58 to its Registration Statement on Form N-1A, filed on December 31, 2003.

(16)	Nineteenth Amendment and Supplement to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment No. 64 to its Registration Statement on Form N-1A, filed on May 12, 2006.

(17)	Third Supplement to Amended and Restated Designation of Series, incorporated by reference from Registrant’s post-effective amendment no. 64 to its Registration Statement on Form N-1A, filed on May 12, 2006.

(18)	Form of Twentieth Amendment and Supplement to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 65 to its Registration Statement on Form N-1A, filed on November 16, 2006.

(19)	Fourth Supplement to Amended and Restated Designation of Series, incorporated by reference from Registrant’s post-effective amendment no. 66 to its Registration Statement on Form N-1A, filed on January 24, 2007.

(20)	Form of Twenty-First Amendment and Supplement to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 67 to its Registration Statement on Form N-1A, filed on October 5, 2007.

(21)	Twenty-Second Amendment and Supplement to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 70 to its Registration Statement on Form N-1A, filed on November 26, 2008.

(22)	Form of Twenty-Third Amendment and Supplement to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 71 to its Registration Statement on Form N-1A, filed on December 23, 2008.

(23)	Form of Twenty-Fourth Amendment and Supplement to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 73 to its Registration Statement on Form N-1A, filed on October 2, 2009.

(24)	Form of Twenty-Fifth Amendment and Supplement to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 88 to its Registration Statement on Form N-1A, filed on October 15, 2013.

(25)	Twenty-Sixth Amendment and Supplement to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 90 to its Registration Statement on Form N-1A, filed on December 26, 2013.

(26)	Twenty-Seventh Amendment and Supplement to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 95 to its Registration Statement on Form N-1A, filed January 29, 2015.

	(27)	Twenty-Eighth Amendment and Supplement to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 98 to its Registration Statement on Form N-1A, filed July 15, 2015.

	(28)	Form of Twenty-Ninth Amendment and Supplement to Agreement and Declaration of Trust, incorporated by reference from Registrant’s post-effective amendment no. 98 to its Registration Statement on Form N-1A, filed July 15, 2015.

	(29)	Form of Thirtieth Amendment and Supplement to Agreement and Declaration of Trust, filed herewith.

(b)	By-laws of Thornburg Investment Trust (December 8, 2014), incorporated by reference from Registrant’s post-effective amendment no. 95 to its Registration Statement on Form N-1A, filed on January 29, 2015.

(c)	None.

(d)	Second Amended and Restated Investment Advisory Agreement, incorporated by reference from Registrant’s post-effective amendment no. 63 to its Registration Statement on Form N-1A, filed November 30, 2005.

(e)	Restated Distribution Agreement, incorporated by reference from Registrant’s post-effective amendment no. 63 to its Registration Statement on Form N-1A, filed November 30, 2005.

(f)	None.

(g)	(1)	Form of Custodian Agreement between Registrant and State Street Bank and Company, incorporated by reference from Registrant’s post-effective amendment no. 1 to its Registration Statement on Form N-1A, filed October 28, 1987.

	(2)	Amendment to Custodian Contract, incorporated by reference from Registrant’s post-effective amendment no. 45 to its Registration Statement on Form N-1A, filed August 25, 2001.

(h)	(1)	Form of Transfer Agency Agreement between Registrant and State Street Bank and Trust Company, incorporated by reference from Registrant’s post-effective amendment no. 1 to its Registration Statement on Form N-1A as filed on October 28, 1987.

	(2)	Form of Subscription to Shares by Thornburg Management Company, Inc., incorporated by reference from Registrant’s post-effective amendment No. 10 to its Registration Statement on Form N-1A as filed on July 23, 1992.

	(3)	Restated Administrative Services Agreement (Class A, B, C, D and R-1 Shares), incorporated by reference from Registrant’s post-effective amendment no. 63 to its Registration Statement on Form N-1A filed on November 30, 2005.

	(4)	Restated Administrative Services Agreement (Class I and R-5 Shares), incorporated by reference from Registrant’s post-effective amendment no. 63 to its Registration Statement on Form N-1A filed on November 30, 2005.

	(5)	Form of Agreement to Waive Fees and Reimburse Expenses among Thornburg Investment Management, Inc., Thornburg Securities Corporation and Thornburg Investment Trust, incorporated by reference from Registrant’s post-effective amendment no. 95 to its Registration Statement on Form N-1A filed on January 29, 2015.

	(6)	Form of Indemnification Agreement, incorporated by reference from Registrant’s post-effective amendment no. 86 to its Registration Statement on Form N-1A filed on January 29, 2013.

(i)	Opinion of counsel as to legality of new shares, incorporated by reference from Registrant’s post-effective amendment no. 65 to its Registration Statement on Form N-1A, filed on November 16, 2006.

(j)	(1)	Consent of independent registered public accounting firm, incorporated by reference from Registrant’s post-effective amendment no. 102 to its Registration Statement on Form N-1A, filed on July 31, 2015.

	(2)	Consent of counsel, incorporated by reference from Registrant’s post-effective amendment no. 102 to its Registration Statement on Form N-1A, filed on July 31, 2015.

(k)	None.

(l)	None.

(m)	(1)	Form of Plan and Agreement of Distribution Pursuant to Rule 12b-1 (Distribution Plan - Class R-1), incorporated by reference from Registrant’s post-effective amendment no. 54 to its Registration Statement on Form N-1A, filed June 27, 2003.

	(2)	Restated Plan and Agreement of Distribution Pursuant to Rule 12b-1 (Service Plan), incorporated by reference from Registrant’s post-effective amendment no. 63 to its Registration Statement on Form N-1A, filed November 30, 2005.

	(3)	Restated Plan and Agreement of Distribution Pursuant to Rule 12b-1 (Distribution Plan - Class B), incorporated by reference from Registrant’s post-effective amendment no. 63 to its Registration Statement on Form N-1A, filed November 30, 2005.

	(4)	Restated Plan and Agreement of Distribution Pursuant to Rule 12b-1 (Distribution Plan - Class C), incorporated by reference from Registrant’s post-effective amendment no. 63 to its Registration Statement on Form N-1A, filed November 30, 2005.

	(5)	Sixth Supplement and Amendment to Restated Plan and Agreement of Distribution Pursuant to Rule 12b-1 (Distribution Plan - Class C), dated October 1, 2010, incorporated by reference from Registrant’s post-effective amendment no. 75 to its Registration Statement on Form N-1A, filed November 23, 2010.

	(6)	First Supplement and Amendment to Restated Plan and Agreement of Distribution Pursuant to Rule 12b-1 (Distribution Plan - Class D), dated October 1, 2010, incorporated by reference from Registrant’s post-effective amendment no. 75 to its Registration Statement on Form N-1A, filed November 23, 2010.

	(7)	Fourth Supplement and Amendment to Restated Plan and Agreement of Distribution Pursuant to Rule 12b-1 (Distribution Plan - Class R3), dated October 1, 2010, incorporated by reference from Registrant’s post-effective amendment no. 75 to its Registration Statement on Form N-1A, filed November 23, 2010.

(n)	Thornburg Investment Trust Plan for Multiple Class Distribution, July 1, 1996 (as revised to September 11, 2012), incorporated by reference from Registrant’s post-effective amendment no. 85 to its Registration Statement on Form N-1A, filed November 28, 2012.

(o)	Reserved

(p)	(1)	Personal Securities Transactions Policy of Thornburg Investment Management, Inc., Thornburg Investment Trust and Thornburg Securities Corporation, incorporated by reference from Registrant’s post-effective amendment no. 78 to its Registration Statement on Form N-1A, filed on November 30, 2011.

	(2)	Thornburg Investment Trust Code of Business Conduct and Ethics (as revised to December 6, 2009), incorporated by reference from Registrant’s post-effective amendment no. 75 to its Registration Statement on Form N-1A, filed November 23, 2010.

(q)	(1)	Power of Attorney of David A. Ater, incorporated by reference from Registrant’s post-effective amendment no. 75 to its Registration Statement on Form N-1A, filed November 23, 2010.

(2)	Power of Attorney of David D. Chase, incorporated by reference from Registrant’s post-effective amendment no. 75 to its Registration Statement on Form N-1A, filed November 23, 2010.

(3)	Power of Attorney of Susan H. Dubin, incorporated by reference from Registrant’s post-effective amendment no. 75 to its Registration Statement on Form N-1A, filed November 23, 2010.

(4)	Power of Attorney of Brian J. McMahon, incorporated by reference from Registrant’s post-effective amendment no. 75 to its Registration Statement on Form N-1A, filed November 23, 2010.

(5)	Power of Attorney of Garrett Thornburg, incorporated by reference from Registrant’s post-effective amendment no. 75 to its Registration Statement on Form N-1A, filed November 23, 2010.

(6)	Power of Attorney of Owen D. Van Essen, incorporated by reference from Registrant’s post-effective amendment no. 75 to its Registration Statement on Form N-1A, filed November 23, 2010.

(7)	Power of Attorney of James W. Weyhrauch, incorporated by reference from Registrant’s post-effective amendment no. 75 to its Registration Statement on Form N-1A, filed November 23, 2010.

(8)	Power of Attorney of Sally Corning, incorporated by reference from Registrant’s post-effective amendment no. 84 to its Registration Statement on Form N-1A, filed May 17, 2012.

(9)	Power of Attorney of Jason Brady, incorporated by reference from Registrant’s post-effective amendment no. 86 to its Registration Statement on Form N-1A, filed January 29, 2013.

Item 29.	Persons Controlled By or Under Common Control With Registrant.

Not applicable.

Item 30.	Indemnification.

(1) Section 10.2 of Thornburg Investment Trust’s Agreement and Declaration of Trust generally provides that each of the Trust’s officers and Trustees will be indemnified by the Trust against liability and expenses in connection with his having been a Trustee or officer unless it is determined that the individual is liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or if the individual did not act in good faith in the reasonable belief that the action was in the Trust’s best interest.

(2) Section 8 of the Trust’s Restated Distribution Agreement generally provides that the Trust will indemnify Thornburg Securities Corporation (TSC), its officers and directors, and its controlling persons against liabilities and expenses incurred because of any alleged untrue statement of material fact contained in the Registration Statement, Prospectus or annual or interim reports to shareholders, or any alleged omission to state a material fact required to be stated therein, or necessary to make the statements therein, not misleading, except where (i) the untrue statement or omission arises from information furnished by TSC, or (ii) to the extent the prospective indemnitee is an officer, trustee or controlling person of the Trust, the indemnification is against public policy as expressed in the 1933 Act, or (iii) the liability or expense arises from TSC’s willful misfeasance, bad faith, gross negligence, reckless performance of duties, or reckless disregard of its obligations and duties under the Distribution Agreement. Further, TSC agrees to indemnify the Trust, its officers and trustees, and its controlling persons in certain circumstances.

(3) The Trustees and officers of the Trust are insured under the terms of a directors and officers liability insurance policy (the “Trust’s policy”). In addition, the directors and officers of Thornburg Investment Management, Inc. (“Thornburg”) and Thornburg Securities Corporation (“TSC”) are insured under the terms of a directors and officers liability insurance policy (“Thornburg’s policy”). Under each of the Trust’s policy and Thornburg’s policy, the persons to whom insurance is provided are referred to as “insureds.” These policies cover amounts, up to the relevant limits of liability, which an insured becomes legally obligated to pay by reason of any error, misstatement, misleading statement, act, omission, neglect, or breach of duty committed, attempted or allegedly committed or attempted in the performance of the insured’s duties as a director, Trustee or officer (such acts collectively referred to as “Wrongful Acts”). The Trust’s policy and Thornburg’s policy also cover the Trust and Thornburg, respectively, to the extent that such entity indemnifies its directors, Trustees or officers for amounts which those individuals have become legally obligated to pay by reason of a Wrongful Act. The coverage under both the Trust’s policy and Thornburg’s policy excludes, among other things, amounts that an insured becomes legally obligated to pay by reason of conduct which constitutes a deliberately fraudulent act or omission or a willful violation of any statute or regulation.

The Trust has also entered into a separate indemnification agreement with each Trustee and emeritus Trustee of the Trust. Pursuant to that agreement, the Trust, in respect of the appropriate Fund, has agreed to indemnify each Trustee and emeritus Trustee and to the fullest extent permitted by law against all judgments, fines, penalties, amounts paid or payable in settlement and other liabilities arising from, and against all expenses incurred or paid in connection with, any proceeding in which the Trustee or emeritus Trustee becomes involved as a party or otherwise by virtue of his having been a Trustee, emeritus Trustees, or in any other capacity in which he serves or has served the Trust.

The application of the foregoing provisions and agreements is limited by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policies expressed in such Act and that if a claim for indemnification against such liabilities other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 31.	Business and Other Connections of the Investment Adviser.

See “MANAGEMENT” in the Statement of Additional Information.

Item 32.	Principal Underwriters.

(a) The principal underwriter for the Registrant will be Thornburg Securities Corporation (“TSC”). TSC is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority. TSC was formed for the primary purpose of distributing the shares of the Registrant’s series and other registered investment companies sponsored by its affiliates.

(b) The address of each of the directors and officers of TSC is 2300 North Ridgetop Road, Santa Fe, New Mexico 87506.

Name	Positions and Offices with TSC	Positions and Offices with Registrant
Garrett Thornburg	Chairman	Trustee
Robert McInerney	President	None
Brian McMahon	Vice President	Trustee/President
Leigh Moiola	Vice President	Vice President
Sasha Wilcoxon	Vice President	Vice President/Secretary
William V. Fries	Vice President	Vice President

(c) Not applicable.

Item 33.	Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder are maintained at the offices of State Street Bank and Trust Company, at 2 Avenue De Lafayette, Boston, Massachusetts 02111.

Item 34.	Management Services.

The Registrant and Thornburg Investment Management, Inc. (“Thornburg”) have agreed that Thornburg will perform for the Registrant certain telephone answering services previously performed by the Registrant’s transfer agent, Boston Financial Data Services, Inc. (“BFDS”). These telephone services include answering telephone calls placed to the Registrant or its transfer agent by shareholders, securities dealers and others through the Registrant’s toll free number, and responding to those telephone calls by answering questions, effecting certain shareholder transactions described in the Registrant’s current prospectuses, and performing such other, similar functions as the Registrant may reasonably prescribe from time to time. The Registrant will pay one dollar for each telephone call, which was the charge previously imposed by the Registrant’s transfer agent for this service. The Registrant’s transfer agent will no longer charge for this service. The Registrant understands that (i) the telephone answering service provided by Thornburg will be superior to that previously provided by the transfer agent because Thornburg will devote greater attention to training the telephone personnel, and those personnel will have immediate access to the Registrant’s and Thornburg’s management, (ii) the per-call charge imposed upon the Registrant for this service will be no greater than that charged by the Registrant’s transfer agent, and (iii) Thornburg will not receive any profit from providing this service. The Registrant will reimburse Thornburg for a portion of the depreciation on certain telephone answering equipment purchased by Thornburg to render the described services. The Registrant accrued $20,688 payable to Thornburg under the described arrangements in the fiscal year ended September 30, 2014. It is not believed that these arrangements constitute a management-related services agreement.

Item 35.	Undertakings.

None

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Santa Fe and State of New Mexico on September 24, 2015.

THORNBURG INVESTMENT TRUST
Registrant

By *
Brian J. McMahon, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

*
Brian J. McMahon, Trustee, President and principal executive officer

*
Jason Brady, Vice President, Treasurer and principal financial and accounting officer

*
Garrett Thornburg, Trustee

*
David D. Chase, Trustee

*
David A. Ater, Trustee

*
James W. Weyhrauch, Trustee

*
Susan H. Dubin, Trustee

*
Owen D. Van Essen, Trustee

*
Sally Corning, Trustee

* By:	/s/ Charles W.N. Thompson, Jr. Charles W.N. Thompson, Jr. Attorney-in-Fact

Date:	September 24, 2015

INDEX TO EXHIBITS

(a)(29) Form of Thirtieth Amendment and Supplement to Agreement and Declaration of Trust